BUSINESS LOAN AGREEMENT

                                  BETWEEN

                      U.S. BANK NATIONAL ASSOCIATION
                                    AND
                        NETWORK ACQUISITIONS, INC.

The undersigned, jointly and severally if more than one (herein called "Borrower"), hereby warrants, covenants and agrees with U.S. BANK NATIONAL ASSOCIATION (herein called "Bank"), as follows:

1.   BORROWING

     In consideration of the mutual promises herein contained and in reliance upon the representations and warranties herein subject to the terms and conditions hereof, Bank does hereby commit or loan to Borrower, and Borrower acknowledges the following described indebtedness to Bank currently outstanding or which may be hereafter advanced:

     $600,000.00 Revolving Line of Credit

2.   REPAYMENT

     Borrower promises and agrees to repay the Loan and all other
     Indebtedness (as hereinafter defined) of Borrower to Bank with interest in accordance with the terms and conditions of the promissory note or notes (herein called the "Note") executed by Borrower on even date herewith and any extensions or renewals thereof, it being agreed that all Indebtedness not evidenced by such Note shall be payable by Borrower to Bank upon demand.

3.   COLLATERAL

     As collateral for the Indebtedness to Bank, the Borrower grants to the Bank a security interest in the following:

     a) Three (3) Certificates of Deposits issued by U.S. Bank National Association as follows:

          CERTIFICATE NUMBER  AMOUNT   NAME
          ---------------------------  ----
          394311236639       20,000.00  Network Acquisitions, Inc.
          ------------      ----------  --------------------------
          394311236738      100,000.00  Fairway Realty Associates
          ------------      ----------  -------------------------
          394311236688      300,000.00  William M.B. Berger Living Trust
          ------------      ----------  ---------------------------------

     b) Two Letters of Credit for the benefit of U.S. Bank National Association as follows:

          ISSUER   .............                  AMOUNT
          ------                                  ------

          Peninsula Bank of San Diego             $100,000.00
          ---------------------------             -----------
          Marathon National Bank of New York      $100,000.00
          ----------------------------------      -----------

4.   AFFIRMATIVE COVENANTS

     So long as any part of the Indebtedness to Bank remains unpaid, Borrower will:

     a) Carry on and conduct its business in substantially the same manner and in substantially the same fields as such business is now and has heretofore been carried on, and maintain its legal existence and comply with all valid and applicable statutes, rules and regulations.

     b) Maintain a system of bookkeeping and accounting in accordance with generally accepted accounting principles.

     c) Maintain executive management reasonably acceptable to the Bank and give notice to the Bank of any changes thereof.

     d) Furnish to Bank such other information as Bank may reasonably request, and allow Bank, by or through its officers, agents, attorneys or accountants, to examine and inspect the books and records of the Borrower and to make abstracts and copies thereof and to visit and inspect any of the property of the Borrower.

     e) File all Federal, State and other tax and similar returns and has paid, or provided for the payment of, all taxes and assessments due thereunder through the current date, including all withholding, FICA, franchise and other taxes and will continue to file and pay, or provide for the payment of, such returns and taxes before any penalties are imposed, except where the validity of any tax is being diligently contested in good faith. Borrower's Federal income tax returns have been accepted as filed by the Internal Revenue Service and there are no unpaid deficiency assessments for any taxes payable now or for any prior years.

     f) Maintain all of Borrowers depository accounts and balances with U.S. Bank National Association.

     g) If, in the banks opinion, the financial condition of the banks issuing any of the Letters of Credit pledged as collateral for this Loan deteriorates, the Borrower will be required to a) substitute collateral acceptable to the Bank or b) pay down the Loan to a balance acceptable to the Bank. At that time, the Bank will reduce the availability of the Revolving Line of Credit accordingly.

     h) Comply in all material respects, with all applicable laws, rules, regulations and orders of any government authority, non-compliance with which would materially adversely affect its business or credit.

5.   REPORTING REQUIREMENTS:

     a)   Borrower agrees to furnish to the Bank, the following:

          i)   Within sixty (60) days after the end of each quarter:

               a) For that period and fiscal year to date, a balance sheet and statement of income and expenses in a format acceptable to Bank.

          ii) Within ninety (90) days after the Borrowers fiscal year end:

               a)   CPA audited financial statements.

6.   NEGATIVE COVENANTS.

     a) So long as any part of the Indebtedness to Bank remains unpaid, Borrower will not, without Bank's prior written consent:

          i) Invest in, organize or participate in the organization of any other business entity or merge, consolidate with or into any other corporation or entity;

          ii)  Pay or declare any dividends; or

          iii) Incur, assume, or permit any liability to exist for borrowed money except from Bank, or incur, assume or permit any other debts outside of the ordinary course of business or loan money to, or guarantee or otherwise become in any way liable for the obligations of, a firm, person or corporation.

          iv) Engage in any line of business substantially different from the current business.

7.   ENVIRONMENTAL PROVISIONS.

     a) The Borrower shall carry on the business and operations at the property to comply in all respects, and will remain in compliance, with all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning public health, safety or the environment including, without limitation,

          i) laws or regulations relating to releases, discharges, emissions or disposals to air, water, land or groundwater,

          ii)  to the withdrawal or use of groundwater,

          iii) to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde,

          iv) to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and any other solid, liquid or gaseous substance, exposure to which is prohibited, limited or regulated, or may or could pose a hazard to the health and safety of the occupants of the Side and Facility or the property adjacent to or surrounding the Site,

          V) to the exposure of persons to toxic, hazardous, or other controlled, prohibited or regulated substance,

          vi) to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

     b) Bank's obligation to advance funds on a line of credit or other open ended credit arrangement will terminate upon the occurrence of a breach of any provision of this Section. Borrower agrees to indemnify and hold harmless Bank, its assigns, successors, and grantees against any and all claims and losses resulting from a breach of this Section and Borrower will pay or reimburse Bank for all costs and expenses for expert opinions or investigations required or requested by Bank in Bank's sole discretion, to insure compliance with this Section. This obligation to indemnify shall survive the payment of the Indebtedness of Borrower to Bank.

8.   EVENTS OF DEFAULT.

     a) Upon the occurrence of any of the following events, Bank, may, at its option and upon notice to Borrower, declare the principal of and interest on any Note of Borrower and all Indebtedness of Borrower then remaining unpaid to be immediately due and payable, all without demand, presentment or other notice of any kind, which are hereby expressly waived:

          i) Non-payment of any principal or interest on its Indebtedness to Bank or material non-contested liability to others when and as the same shall have come due and payable, whether at maturity, by acceleration or otherwise.

          ii) Failure to promptly perform and observe the covenants, terms and conditions hereof, in the application relative thereto, or of any statement, warranty or representation made herein, or in any agreement, application, or writing made or executed and delivered to Bank in connection herewith is or proves to be untrue or misleading in any material respect.

          iii) Borrower's adjudication as a bankrupt, or if it makes any general assignment for the benefit of creditors, or the institution by or against it of any type of insolvency proceeding or of any proceeding for the liquidation or winding up of its affairs, or the appointment of a receiver or trustee for Borrower or for any of its assets, or the approval of a properly filed petition for its reorganization under the Bankruptcy Act or other similar act, or the filing of any petition by Borrower for an arrangement under Chapter XI of the Bankruptcy Act or other similar act, except that institution of an insolvency proceeding against Borrower will not be a default if dismissed within 45 days..

          iv)  Termination or dissolution of Borrower.

          v) If the Bank in good faith believes that the prospect of prompt payment of Indebtedness in full as and when due or the full performance of Borrower's obligations by Borrower is impaired.

          vi) If any of the Letters of Credit that have been pledged as collateral for this loan are not renewed.

          vii) The occurrence of any event described in Section 8 a) i),
               ii), iii), iv), v) or vi) hereof with respect to any endorser or guarantor or any other party liable for payment of Borrower's Indebtedness to Bank.

9.   MISCELLANEOUS

     a)   As used herein "Indebtedness" means and includes:

          i) all Indebtedness and liabilities of whatsoever kind, nature or description owed to Bank by Borrower, whether direct or indirect, absolute or contingent due or to become due, whether now existing or acquired, whether joint, joint and several, or several, and

          ii) all costs and expenses incurred by Bank in the protection, preservation, enforcement and collection of any of the foregoing, including, without limitation, attorney's fees.

     b) In all cases where the context and construction so require, all words used in the singular shall be deemed to have been used in the plural, and words phrased in one gender shall included all genders.

     c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and assigns.

     d) The laws of the State of Colorado shall govern this Agreement and all rights and obligations hereunder, including matters of construction, validity and performance.

     e) No course of dealing on the part of the Bank, its officers or employees, nor any failure or delay by Bank with respect to the exercise of any right, power or privilege by Bank under this loan agreement shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder. No waiver or default shall be effective unless in writing, signed by an officer of the Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this loan agreement shall operate as a waiver of any other default or right or of the same default or right on a future occasion.

     f) If there is any conflict between this Agreement and the Additional Provisions contained in the Note, this Agreement controls.

Signed and sealed by Borrower this 18th day of January, 1999.


NETWORK ACQUISITIONS, INC.

7475 Dakin Street, Suite 607
Denver, Colorado 80221


BY:  /s/ Craig E. Lassen
     Craig E. Lassen, CEO



U.S. BANK NATIONAL ASSOCIATION

8401 East Belleview Avenue
Denver, CO 80237


BY:  /s/ Ralph P. Atkinson
     Ralph P. Atkinson
     Vice President


                              PROMISSORY NOTE
                              ---------------

                                   FOR BANK USE ONLY
                                   Initial Rate:
                                   Scheduled Maturity:
                                   Note No.:
                                   This Note renews/replaces Note
                                   No.
                                   Dated:
                                   Officer Approval:  /s/

(Single/Multiple Advance - Single Pay/Demand/Installment - Commercial/ Construction/Agricultural)

    MAY 31, 1998                   DENVER, CO
   --------------        ------------------------------
     Note Date           City, State where Bank located

For value received, the undersigned (if more than one, jointly and severally, the "Borrower") promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (The "Bank"), its successors and assigns, at the Bank's office at 918 17TH STREET, DENVER, CO 80202, or at any other place designated in writing by the Bank or any subsequent holder hereof (the "Holder"), in lawful money of the United States of America, the principal sum of SIX HUNDRED THOUSAND AND NO/100 Dollars ($600,000.00) or so much thereof as has been advanced and remains outstanding hereunder on the Maturity Date, as shown by the Holder's books and records, together with interest at a rate described below (calculated on the basis of actual days elapsed and a 360-day year) on the unpaid principal hereof, from time to time outstanding, from the date hereof until this Promissory Note ("Note") is fully paid, as follows:

A.   INTEREST RATE:

[--] A fixed annual rate of ----------%.

[XX] A variable annual rate equal to the Reference Rate plus 1.50% (The term "Reference Rate" means the rate determined and announced from time to time as U.S. Bank National Association's Reference Rate. The Bank may lend to its customers at rates that are at, above, or below the Reference Rate).

[--] A variable annual rate equal to the Prime Rate ------------------
     (The term "Prime Rate" means the highest rate published from time to time in the WALL STREET JOURNAL as the Prime Rate. If a range of rates is so published, the Holder may choose any rate within the range.).

[--] Other ---------------------------------------------------------------
     -------------------------------------------------------------------

If the index used to compute a variable rate ceases to be available, the Holder may choose a comparable successor index.

If this Note bears interest at a variable rate, the annual rate of interest hereon shall never exceed the highest rate permitted by applicable law; and the rate of interest shall be determined initially as of the date hereof and thereafter shall be adjusted when and as the index changes.

B.   PAYMENTS:

[--] Principal and interest shall be paid in a single payment on ---------
     ------------------ ("Maturity Date").

[XX] Principal shall be paid in a single payment:   [--] on demand or [X]
     on 01/31/99 ("Maturity Date"); interest shall be paid [X]]monthly or [--] quarterly or [--]--------------------- commencing on 06/30/98, and continuing on the same day of each successive month/quarter/MONTH (as applicable) thereafter with a final payment of all unpaid interest at the time of payment of the principal.

[--] Principal shall be paid in ----------------------------- (---) equal
     [--] monthly, [--] quarterly, [--] semi-annual or[--] annual installments of $---------- each, commencing on ---------------, and continuing on the same day of each successive month/quarter/six months/year (as applicable) thereafter, with a final payment of all unpaid principal on ------------------ ("Maturity Date"); interest shall be paid [--] monthly or [--] quarterly or [--] -------------- commencing on ---------------------, and continuing on the same day of each successive month/quarter/ -------------(as applicable) thereafter until the final payment of all unpaid principal is received.

[--] Principal and interest shall be paid in ------------ (------) equal [-
     -] monthly, [--] quarterly, [--] semi-annual, or [--] annual installments of $------------ each, commencing on ------------, and continuing an the same day of each successive month/quarter/ six months/year (as applicable) thereafter with a final payment of all unpaid principal and interest on ------------ ("Maturity Date").

The Bank may charge the Borrower's Account No. ------------ maintained with the Bank for payments of [--] interest only, or [--] principal and interest due under this Note.

All principal and interest due but not paid on the Maturity Date shall bear interest at a rate of interest five percent (5%) per annum in excess of the rate otherwise applicable to this Note on the Maturity Date, unless applicable law limits the rate of interest which may be charged after the Maturity Date, in which event unpaid principal shall bear interest after the Maturity Date at the rate in effect on the Maturity Date.

C.   MISCELLANEOUS:

[XX] To the extent the Bank has agreed in a separate written agreement, amounts repaid may be readvanced to the Borrower and be evidenced by this Note.

[XX] This Note is secured.              [--] This Note Is guaranteed.

The Bank has no obligation to renew, modify or extend this Note.

Purpose:

[--] This Note evidences a construction loan in accordance with C.R.S. 4-9-
     313(l)(c).

[XX] Other:    WORKING CAPITAL

OTHER TERMS:

[--] This Note Is delivered in connection with a certain written agreement dated ---------------------.

[XX] (2) LETTERS OF CREDIT AND (3) U.S. BANK NATIONAL ASSOCIATION BANK
     TCD'S

JURY TRIAL WAIVER. THE BANK AND THE BORROWER EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS NOTE, THE DEBT EVIDENCED HEREBY, ANY COLLATERAL PROPERTY SECURING SUCH DEBT, OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THIS NOTE OR SUCH DEBT.

             THIS NOTE IS SUBJECT TO THE ADDITIONAL PROVISIONS
                   SET FORTH ON THE SECOND PAGE HEREOF.

CAVION TECHNOLOGIES, INC.



/s/ Craig E. Lassen      (Its) CEO
----------------------------------

Address             7475 DAKIN STREET
of Borrower         DENVER, CO 80221


                           ADDITIONAL PROVISIONS
                           ---------------------

Prepayment
----------

     So long as this Note bears interest at a variable rate, it may be prepaid in whole or in part at any time. Unless otherwise agreed to in writing by the Holder, any prepayment shall be applied first to unpaid accrued interest with the remainder applied to reduction of principal, and, if principal is payable in installments, shall be applied to principal in the inverse order of maturities. If the demand feature of this Note does not apply and this Note bears interest at a rate that is fixed or based upon multiple fixed rate advances, this Note or any fixed rate advance hereunder may only be prepaid with the prior written consent of the Holder. The Holder may impose a prepayment charge as a condition for granting such consent.

Holidays
--------

     Any extension of time for the payment of the principal of this Note resulting from the Maturity Date failing on a Saturday, Sunday or legal holiday shall be included in the computation of interest.

Default
-------

     If payments of principal or interest hereon are not paid when due; or if any other indebtedness of the Borrower, or of any guarantor, endorser or surety hereof (an "Accommodator"), to the Holder is not paid when due; or if a garnishment summons or a writ of attachment or levy is issued against or served upon the Holder for the attachment of any property of the Borrower or an Accommodator in the Holder's possession or any indebtedness owing by the Holder to the Borrower or an Accommodator; or if the Borrower or an Accommodator shall submit to the Holder any credit application or financial statement containing information which shall prove to be incorrect in any material respect when submitted; or if the Borrower or an Accommodator shall fail to provide annual financial statements upon request; or if the Borrower shall fail to pay when due any indebtedness the Borrower may owe to others for money borrowed; or if the Borrower or an Accommodator shall violate any terms of any mortgage, security agreement or guaranty securing this Note, including any "due on sale" clause, or of any other agreement relating to this Note; or if the Holder shall at any time in good faith believe that the prospect of due and punctual payment of this Note is impaired, THEN, in any such event, the Holder may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall be immediately due and payable, together with all unpaid interest accrued hereon, without notice or demand; provided, however, that if this Note is payable upon demand, nothing herein contained shall preclude or limit the Holder from demanding payment of this Note at any time and for any reason, without prior notice.

     This Note shall also become automatically due and payable (together with unpaid interest accrued hereon) without notice or demand should the Borrower or any Accommodator die (if an individual), or should a petition be filed by or against the Borrower or an Accommodator under the United States Bankruptcy Code or any other law relating to insolvency, reorganization, receivership or relief of debtors.

Cost, Setoff
------------

     If this Note is not paid on the Maturity Date or any event occurs that would entitle the Holder to declare this Note to be immediately due and payable, the Borrower and each Accommodator agree to pay all costs of collection, including reasonable attorney fees, where not prohibited by state law. Any sums credited by or due from the Holder to the Borrower or any Accommodator and any other property of any Borrower or any Accommodator in the Holder's possession may at all times be held and treated as collateral security for the payment hereof. The Holder shall have the right to setoff the indebtedness evidenced by this Note against any indebtedness of the Holder to the Borrower or to an Accommodator.

Waivers
-------

     The Holder may at any time renew or modify this Note, extend its Maturity Date for any period, accept partial payments, or release or substitute any security for or any party to (including any other Accommodator) this Note, all without notice to or consent of and without releasing any Accommodator, or affecting their liability to the Holder. Each Accommodator waives any and all defenses that may be available to a surety, and any right to require the Holder to proceed against any security for this Note prior to proceeding under this Note against any Accommodator or the Borrower. except as said rights may otherwise be set forth in separate instruments between Bank and any Accommodator.

     Presentment or other demand for payment, protest, notice of dishonor and notice of protest are hereby waived by the Borrower and each Accommodator.

Miscellaneous
-------------

     The Borrower and each Accommodator agree that each provision, for which the box immediately preceding such provision is checked, is part of this Note and those provisions for which the relevant box is not checked are not a part of this Note.

     This Note shall be governed by the substantive laws of the state COLORADO, except insofar as the Bank may rely on the laws of the United States to justify the interest rate charged hereunder.

     The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision hereof.